Exhibit 99.1

Contact:	Pete Hudson Communications Manager Phone 717-735-5651

August 26, 2003

FOR IMMEDIATE RELEASE

STERLING FINANCIAL CORPORATION
ANNOUNCES QUARTERLY DIVIDEND

LANCASTER, PA – Sterling Financial Corporation (NASDAQ:SLFI). The Board of Directors announced an $0.18 per share cash dividend was declared on August 26, 2003. This dividend is payable on October 1, 2003 to shareholders of record September 15, 2003.

This $0.18 dividend per share represents a 5.9% increase over the $0.17 dividend paid in October 2002.

Sterling Financial Corporation is a family of financial services organizations that operates 52 banking locations in south central Pennsylvania and northern Maryland, through its subsidiary banks, Bank of Lancaster County, N.A., Bank of Hanover and Trust Company, First National Bank of North East, Bank of Lebanon County and PennSterling Bank. As of June 30, 2003, total assets of Sterling were over $2.2 billion. In addition to its banking affiliates, Sterling’s affiliates include Town & Country Leasing LLC, Lancaster Insurance Group, LLC, Equipment Finance LLC, a specialty commercial finance company, Sterling Financial Settlement Services, and Sterling Financial Trust Company, which manages nearly $1 billion in assets.

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